UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 1, 2007

LYONDELL CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-10145	95-4160558
(Commission File Number)	(I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 652-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The descriptions set forth below are qualified in their entirety by the full text of the respective documents to which they refer, which documents are filed herewith.

Item 1.01	Entry into a Material Definitive Agreement

On June 1, 2007, Lyondell Chemical Company (the “Company”), the subsidiary guarantors party thereto, and The Bank of New York, as Trustee, entered into the Indenture (the “Indenture”) for the Company’s $510 million 6.875% Senior Unsecured Notes due 2017 (the “Notes”) in connection with the Company’s issuance and sale of the Notes under the Registration Statement on Form S-3 (No. 333-143351). The Notes, which will mature on June 15, 2017, will bear interest at an annual rate equal to 6.875%. Interest payments will be made semi-annually on each June 15 and December 15, beginning December 15, 2007. The Notes will be fully and unconditionally guaranteed by certain of the Company’s domestic restricted subsidiaries. The Indenture contains certain covenants limiting or prohibiting the Company’s ability to, and its restricted subsidiaries’ ability to, incur additional debt or issue subsidiary preferred stock; increase dividends on the Company’s capital stock; redeem or repurchase capital stock, repurchase subordinated debt or make certain investments; engage in transactions with certain affiliates, except on an arm’s-length basis; create liens; engage in sale and leaseback transactions; sell certain assets; and consolidate or merge with, or sell all or substantially all of the Company’s assets to, another person. The Indenture contains customary event-of-default provisions. Under certain circumstances, a breach by the Company of the covenants or other requirements in the Indenture or other debt instruments of the Company could permit the Note holders to declare the outstanding debt under the Indenture due and payable. In addition, the respective debt agreements of the Company and its wholly-owned subsidiary, Equistar Chemicals, LP (“Equistar”), contain various event-of-default and cross-default provisions. A default under Equistar’s debt instruments could constitute a cross-default under the Company’s credit facility, which, under specified circumstances, would then constitute a default under the Indenture. The Indenture is being filed with this Current Report on Form 8-K as Exhibit 4.27.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

4.27	Indenture dated as of June 1, 2007 among Lyondell Chemical Company, the Subsidiary Guarantors party thereto, and The Bank of New York, as Trustee, for 6.875% Senior Unsecured Notes due 2017

4.27(a)	Form of Senior Note (included in Exhibit 4.27)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYONDELL CHEMICAL COMPANY

By: /s/ Kerry A. Galvin
Name:	Kerry A. Galvin
Title:	Senior Vice President and
General Counsel

Date: June 1, 2007

INDEX TO EXHIBITS

Exhibit Number	Description

4.27	Indenture dated as of June 1, 2007 among Lyondell Chemical Company, the Subsidiary Guarantors party thereto, and The Bank of New York as Trustee for 6.875% Senior Unsecured Notes due 2017

4.27(a)	Form of Senior Note (included in Exhibit 4.27)